Exhibit 21.1

SUBSIDIARIES OF GTJ REIT, INC.

  1. Green Acquisition, Inc.

  2. Triboro Acquisition, Inc.

  3. Jamaica Acquisition, Inc.

  4. GTJ Co., Inc.

  5. Green Bus Holding Corp.

  6. Jamaica Buses Holding Corp.

  7. Triboro Coach Holding Corp.

  8. 49-19 Rockaway Beach Boulevard, LLC

  9. 165-25 147th Avenue, LLC

10. 114-15 Guy Brewer Boulevard, LLC

11. 85-01 24th Avenue, LLC

12. 23-85 87th Street, LLC

13. 612 Wortman Avenue, LLC

14. Varsity Transit, Inc.

15. Varsity Charter Corp.

16. The Bus Depot, Inc.

17. MetroClean Express Corp.

18. Shelter Express Corp.

19. ShelterCLEAN, Inc.

20. Transit Facility Management Corp.

21. Transit Facility Claims Corp.

22. Transit Alliance Insurance Co. Ltd.

23. ShelterCLEAN of SF, LLC

24. Shelter Parking Corp.

25. Outdoor NY Corp.

26. GTJ GP, LLC

27. GTJ Realty, L.P.

28. GTJ Management LLC

29. GTJ 3920 Fairfax LLC

30. Wu/LH 466 Bridgeport LLC

31. Wu/LH 470 Bridgeport LLC

32. Wu/LH 950 Bridgeport LLC

33. Wu/LH 12 Cascade LLC

34. Wu/LH 15 Executive LLC

35. Wu/LH 35 Executive LLC

36. Wu/LH 15 Progress LLC

37. Wu/LH 22 Marsh Hill LLC

38. Wu/LH 25 Executive LLC

39. Wu/LH 269 Lambert LLC

40. Wu/LH 103 Fairview Park LLC

41. Wu/LH 412 Fairview Park LLC

42. Wu/LH 401 Fieldcrest LLC

43. Wu/LH 404 Fieldcrest LLC

44. Wu/LH 36 Midland LLC

45. Wu/LH 100-110 Midland LLC

46. Wu/LH 112 Midland LLC

47. Wu/LH 199 Ridgewood LLC

48. Wu/LH 203 Ridgewood LLC

49. Wu/LH 8 Slater LLC

50. Wu/LH 100 American LLC

51. Wu/LH 200 American LLC

52. Wu/LH 300 American LLC

53. Wu/LH 400 American LLC

54. Wu/LH 500 American LLC

55. GWL 110 Old County LLC

56. GWL Windsor Land LLC

57. GWL 20 East Halsey LLC

58. GWL Borden LLC

59. GWL 4 Meadow LLC

60. GWL Platt LLC

61. GWL 777 Rocky Hill LLC

62. GWL 1110 Centennial LLC

63. GWL 11 Constitution LLC

64. GWL 21 Constitution LLC

65. GWL 4 Corporate LLC

66. GWL 8 Corporate LLC

67. GWL 25 Corporate LLC

68. GWL 606 Cozine LLC

69. GWL 300 McIntire LLC

70. GWL 1938 Olney LLC

71. GWL 201 Neelytown LLC

72. GWL 2 Corporate JV LLC